Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

NETSMART TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3680154
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3500 Sunrise Highway, Great River, New York	11739
(Address of principal executive offices)	(Zip Code)

NETSMART TECHNOLOGIES, INC. – OPTIONS FOR NEWLY-HIRED EMPLOYEES
(Full Title of the Plan)

James Conway, Chief Executive Officer
Netsmart Technologies, Inc.
3500 Sunrise Highway
Great River, New York 11739
(Name and address of agent for service)

(631) 968-2000
(Telephone number, including area code, of agent for service)

copy to:
Nancy D. Lieberman, Esq.
Kramer, Coleman, Wactlar & Lieberman, P.C.
100 Jericho Quadrangle
Jericho, New York 11753
(516) 822-4820

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Minimum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.01 per share	30,000 shs. (2)	$14.77	$443,100	$47.41
(1)	Calculated in accordance with Rule 457(h) under the Securities Act.
(2)	The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Options.

EXPLANATORY NOTE

This Registration Statement relates to the shares of common stock underlying 30,000 options previously granted to former employees of CMHC Systems, Inc. (“CMHC”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral requests, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the stock options granted to former CMHC employees are available without charge by contacting:

Anthony Grisanti
Executive Vice President
Netsmart Technologies, Inc.
3500 Sunrise Highway
Great River, NY 11739
631-968-2000

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 31, 2006;
(b)	The Registrant’s current report on Form 8-K filed with the SEC on September 30, 2005;
(c)	The Registrant’s report on Form 8-K/A filed with the SEC on December 9, 2005;
(d)	The Registrant’s report on Form 8-K/A filed with the SEC on January 10, 2006;
(e)	The Registrant’s report on Form 8-K/A filed with the SEC on April 5, 2006; and
(f)
The description of the Registrant’s common stock contained in its registration statement on Form 8-A, declared effective on August 13, 1996, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

The officers and directors of the Registrant are covered by officers’ and directors’ liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to registration statement on Form S-1, File No. 333-2550)

4.2	By-Laws (Incorporated by reference to Exhibit 3.2 to registration statement on Form S-1, File No. 333-2550)

4.3	Form of Stock Option Agreement

5	Opinion and consent of Kramer, Coleman, Wactlar & Lieberman, P.C.

23.1	Consent of Kramer, Coleman, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5

23.2	Consent of Marcum & Kliegman LLP

23.3	Consent of KPMG LLP

23.4	Consent of SS&G Financial Services, Inc.

24	Powers of Attorney (included on signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Great River, New York on the 5th day of April, 2006.

NETSMART TECHNOLOGIES, INC. By: s/ James L. Conway James L. Conway Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 6, 2006 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James L. Conway with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacities indicated below which he may deem necessary or advisable to enable Netsmart Technologies, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

s/James L. Conway	Chief Executive Officer and Director
James L. Conway	(Principal Executive Officer)

s/Gerald Koop	President and Director
Gerald O. Koop

s/Anthony F. Grisanti	Chief Financial Officer, Treasurer
Anthony F. Grisanti	and Secretary (Principal Financial Officer)

s/John F. Phillips	Vice President and Director
John F. Phillips

s/Yacov Shamash	Director
Yacov Shamash

s/Joseph C. Sicinski	Director
Joseph C. Sicinski

s/Francis J. Calcagno	Director
Francis J. Calcagno

s/John S.T. Gallagher	Director
John S.T. Gallagher

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

NETSMART TECHNOLOGIES, INC.

Form S-8 Registration Statement

E X H I B I T   I N D E X

Exhibit

Number Exhibit	Description

4.1	Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to registration statement on Form S-1, File No. 333-2550)

4.2	By-Laws (Incorporated by reference to Exhibit 3.2 to registration statement on Form S-1, File No. 333-2550)

4.3	Form of Stock Option Agreement

5	Opinion and Consent of Counsel

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Marcum & Kliegman LLP

23.3	Consent of KPMG LLP

23.4	Consent of SS&G Financial Services, Inc.

24	Powers of Attorney (included in signature page)